Exhibit 10.2
November 20, 2007
Global Consumer Acquisition Corp.
1370 Avenue of the Americas, 28th Floor
New York, New York 10019
     Re: Initial Public Offering of Global Consumer Acquisition Corp.
Ladies and Gentlemen:
     This letter is being delivered to you in connection with the initial public offering (the “IPO”) of the securities of Global Consumer Acquisition Corp. (the “Company”) pursuant to the Registration Statement (as defined below). Certain capitalized terms used herein are defined in paragraph 13 hereof.
     In order to induce the Company to proceed with the IPO, and in recognition of the benefit that such IPO will confer upon the undersigned as a stockholder of the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned hereby agrees with the Company as follows:
     1. If the Company solicits approval of its stockholders of a Business Combination, the undersigned will vote all Insider Shares owned by the undersigned in accordance with the majority of the votes cast by the holders of the IPO Shares.
     2. In the event that the underwriters of the IPO do not exercise their over-allotment option in full as described in the prospectus (the “Prospectus”) contained in the Registration Statement, the undersigned agrees that a certain amount of the Insider Shares owned by the undersigned as set forth opposite his, her or its name on Schedule A attached hereto (or a pro rata portion thereof, in the event the over-allotment option is partially exercised) will be redeemed by the Company at a price of $0.001 per share, and will take all such actions necessary to effect such redemption. In connection with the foregoing, the undersigned acknowledges that the certificate or certificates representing the Insider Shares owned by the undersigned is or are being held by the Company and agrees to authorize the officers of the Company and their designee to cancel such certificate or certificates and reissue a new certificate or certificates representing the number of Insider Shares to be owned by the undersigned after the redemption as set forth opposite his, her or its name on Schedule A attached hereto.
     3. The undersigned agrees that during the period specified below (the “Lock-Up Period”), the undersigned will not offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of, directly or indirectly, any Insider Shares

Insider Warrants owned directly by the undersigned (including holding as a custodian) or with respect to each of which the undersigned has beneficial ownership as defined by the rules and regulations of the Securities and Exchange Commission (collectively the “Undersigned’s Shares”).
     The foregoing restriction is expressly agreed to preclude the undersigned or any affiliate of the undersigned from engaging in any hedging or other transaction which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of the Undersigned’s Shares even if the Undersigned’s Shares would be disposed of by someone other than the undersigned. Such prohibited hedging or other transactions would include, without limitation, any short sale or any purchase, sale or grant of any right (including, without limitation, any put or call option) with respect to any of the Undersigned’s Shares or with respect to any security that includes, relates to, or derives any significant part of its value from the Undersigned’s Shares.
     Notwithstanding the foregoing, during the Lock-Up Period the undersigned may transfer all or a portion of the Undersigned’s Shares (i) as a bona fide gift or gifts, provided that the donee or donees thereof agree to be bound by the restrictions set forth herein or (ii) to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, provided that the trustee of the trust agrees to be bound by the restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for value. For purposes hereof, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin. In addition, notwithstanding the foregoing, if the undersigned is a Hayground Cove Entity, the undersigned may (a) transfer the Undersigned’s Shares to any of the funds and accounts of Hayground Cove Asset Management LLC, which transfers will (i) take place monthly contingent upon the capital movements of such funds and accounts and (ii) be structured as purchases and sales for such funds and accounts, and (b) distribute the Undersigned’s Shares to any investors in the undersigned or any other Hayground Cove Entity, any wholly owned subsidiary, partner, member or affiliate of the undersigned; provided, however, that any such distribution to an investor may be made only upon such investor’s written agreement to be bound by the terms of this paragraph 3.
     The Lock-Up Period will commence on the date of the consummation of the IPO and continue (a) for a period of 180 days after the closing date of a Business Combination with respect to any Insider Shares or (b) until the closing date of a Business Combination with respect to any Insider Warrants.
     The undersigned agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the Undersigned’s Shares except in compliance with the foregoing restrictions.
     The undersigned understands and agrees that this paragraph 3 is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors, and assigns.
     This paragraph 3 is intended to create a third party beneficiary rights on behalf of each of the underwriters of the IPO and no provisions hereof may be amended or waived without the prior written consent of each of the underwriters of the IPO.

     4. The undersigned acknowledges that it has read the Prospectus and understands that the Company has established the Trust Account with the net proceeds of the IPO and the insider private placement of Insider Warrants for the benefit of the public stockholders and that the Company may disburse monies from the Trust Account only (i) to the public stockholders in the event of the conversion of their shares or the liquidation of the Company or (ii) to the Company after it consummates an initial Business Combination described in the Prospectus, and hereby agrees that he, she or it does not have any right, title, interest or claim of any kind in or to any monies in the Trust Account (each a “Claim”) and hereby waives any Claim it may have in the future as a result of, or arising out of, the Undersigned’s Shares or any negotiations, contracts or agreements with the Company, and will not seek recourse against the Trust Account for any reason whatsoever.
     5. If the undersigned is Hayground Cove Asset Management LLC, then, in the event of the liquidation of the Trust Account, the undersigned agrees to indemnify and hold harmless the Trust Account from and against all debts and obligations of the Company and/or the Trust Account to, and all claims against the Company and/or the Trust Account by, (i) any third party for services rendered, products sold or financing provided to the Company or (ii) by any potential business target of the Company or any affiliate of any such potential business target (whether or not the Company has entered into an acquisition agreement with such potential business target or any affiliate of such potential business target), but in each case only to the extent that such debts, obligations and claims actually reduce the aggregate amount of funds in, or distributable (or distributed) to the stockholders of the Company from, the Trust Account and only if such third party, potential business target or affiliate of such potential business target has not executed a legal, valid and binding agreement which is enforceable by the Company and pursuant to which such third party, potential business target or affiliate of such potential business target has legally and validly waived such debts and obligations of, and such claims against, the Company and the Trust Account. The undersigned will have the right to defend against any such claim with counsel of its choice reasonably satisfactory to the Company if, within 15 days following written receipt of notice of the claim to the undersigned, the undersigned notifies the Company in writing that the undersigned will undertake such defense. To the extent required to indemnify the Trust Account hereunder, the undersigned will pay any claims for indemnification directly to the Trust Account. The Company shall use its best efforts to enforce the undersigned’s indemnification obligations hereunder. The undersigned authorizes any employer, financial institution, or consumer credit reporting agency to release to the Company, Deutsche Bank Securities Inc. and their legal representatives or agents (including any investigative search firm) any information he or it may have about the undersigned’s background and finances (“Information”), provided that the Information is used solely to determine the truth and accuracy of the undersigned’s representations hereunder and the disclosure in the Registration Statement and for no other purpose; provided further that the Company and Deutsche Bank Securities Inc. shall use best efforts to keep the Information confidential and shall not disclose the Information to any other person or entity without the prior written consent of the undersigned, unless such disclosure (i) is required by law or regulation or requested in connection with a judicial proceeding or governmental investigation or (ii) was disclosed in the Registration Statement. None of the Company, Deutsche Bank Securities Inc. or their agents shall be violating the undersigned’s right of privacy in any manner in requesting and obtaining the Information and the undersigned hereby releases them from liability for any damage whatsoever in that connection.

     6. The undersigned authorizes any employer, financial institution, or consumer credit reporting agency to release to the Company, Deutsche Bank Securities Inc. and their legal representatives or agents (including any investigative search firm) any information he or it may have about the undersigned’s background and finances (“Information”), provided that the Information is used solely to determine the truth and accuracy of the undersigned’s representations hereunder and the disclosure in the Registration Statement and for no other purpose; provided further that the Company and Deutsche Bank Securities Inc. shall use best efforts to keep the Information confidential and shall not disclose the Information to any other person or entity without the prior written consent of the undersigned, unless such disclosure (i) is required by law or regulation or requested in connection with a judicial proceeding or governmental investigation or (ii) was disclosed in the Registration Statement. None of the Company, Deutsche Bank Securities Inc. or their agents shall be violating the undersigned’s right of privacy in any manner in requesting and obtaining the Information and the undersigned hereby releases them from liability for any damage whatsoever in that connection.
     7. None of the undersigned, any member of the family of the undersigned, nor any Affiliate of the undersigned will be entitled to receive or accept from the Company a finder’s fee, broker commission or any other compensation in the event the undersigned, any member of the family of the undersigned or any Affiliate of the undersigned originates a Business Combination.
     8. This letter agreement shall be binding on the Company and the undersigned and the undersigned’s respective successors, heirs, personal representatives and assigns. This letter agreement shall terminate on the earlier of (i) the date upon which the Business Combination is consummated and (ii) the date upon which the liquidation and distribution of the Trust Account is completed, provided , that the following Sections shall survive such termination: 5, 6, 7, 8, 9, 10, 11, 12, 13 and 14.
     9. This letter agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflict of law principles that would result in the application of the substantive laws of another jurisdiction.
     10. Each of the Company and the undersigned hereby (i) agrees that any action, proceeding or claim against him or it arising out of or relating in any way to this letter agreement shall be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive and (ii) waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum.
     11. Each party hereto hereby irrevocably and unconditionally waives the right to a trial by jury in any action, suit, counterclaim or other proceeding (whether based on contract, tort or otherwise) arising out of, connected with or relating to this letter agreement.
     12. This letter agreement may be executed in several counterparts, each one of which shall constitute an original, and together shall constitute but one instrument.

     13. As used herein:
     13.1 “Affiliate” shall have the meaning ascribed to it in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended.
     13.2 “Business Combination” shall have the meaning set forth in the Amended and Restated Articles of Incorporation of the Company.
     13.3 “Hayground Cove Entity” shall mean the each of the following entities:
Hayground Cove Asset Management LLC
Hayground Cove Institutional Partners LP
Hayground Cove Overseas Partners Ltd.
Hayground Cove Turbo Fund LP
Hayground Cove Turbo Fund Ltd.
Hayground Cove Equity Market Neutral Fund LP
Hayground Cove Equity Market Neutral Fund Ltd.
Hayground Cove Fund Management LLC
Hayground Cove Associates LP
Atlas Master Fund Ltd.
First New York Securities LLC
TE Hayground Cove Portfolio Ltd.
Man Mac Lucendro 5B Limited
     13.4 “Insider” shall mean each of the following entities and natural persons:
Hayground Cove Asset Management LLC
Hayground Cove Institutional Partners LP
Hayground Cove Overseas Partners Ltd.
Hayground Cove Turbo Fund LP
Hayground Cove Turbo Fund Ltd.
Hayground Cove Equity Market Neutral Fund LP
Hayground Cove Equity Market Neutral Fund Ltd.
TE Hayground Cove Portfolio Ltd.
Man Mac Lucendro 5B Limited
Scott LaPorta
Marc Soloway
Andrew Nelson
Evan Wax
Laura Conover
Jennifer Albrecht
Tim Collins
Jonathan Hamel
Ingrid Kvam
Mira Cho
Robert Foresman

Carl H. Hahn
Philip A. Marineau
Steven Westly
Banyan Tree Capital Limited
     13.5 “Insider Shares” shall mean all of the shares of Common Stock, including the shares of Common Stock issuable upon the exercise of warrants (other than the Insider Warrants) owned by an Insider prior to the IPO.
     13.6 “Insider Warrants” shall mean all of the warrants issued and sold by the Company pursuant to that certain (1) Warrant Subscription Agreement by and between the Company and Hayground Cove Asset Management LLC, dated July 19, 2007, and (2) Warrant Subscription Agreement by and between the Company and Scott LaPorta, dated August 1, 2007.
     13.7 “IPO Shares” shall mean the shares of Common Stock comprising the units issued in the Company’s IPO.
     13.8 “Registration Statement” shall mean the registration statement filed by the Company on Form S-1 (No. 333-144799) with the Securities and Exchange Commission on July 24, 2007, and any amendment or supplement thereto, in connection with the IPO.
     13.9 “Trust Account” shall mean the trust account established pursuant to the Trust Agreement, the amounts therein to be released only in the event of the consummation of a Business Combination, a liquidation of the Company or as otherwise permitted by the Trust Agreement.
     14. No term or provision of this letter agreement may be amended, changed, waived altered or modified except by written instrument executed and delivered by the undersigned and the Company.
     15. This letter constitutes the entire agreement and understanding among the parties hereto in respect of the subject matter hereof, and supersedes all prior agreements and understandings, both written and oral, among the parties hereto with respect to the subject matter hereof, including the letter agreement between the Company and the undersigned dated as of October 3, 2007.
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Exhibit 10.2

Sincerely,

By:	/s/ Jason N. Ader
Name:	Jason N. Ader
Title:	Sole Member

Accepted and agreed:

GLOBAL CONSUMER ACQUISITION CORP.

By:	/s/ Scott LaPorta
Name:	Scott LaPorta
Title:	President and Chief Executive Officer